Exhibit 10.24
PATENT AND TECHNOLOGY LICENSING AGREEMENT
by and between
ECONO-POWER INTERNATIONAL CORPORATION,
as Licensor
and
HOMELAND ENERGY SOLUTIONS,
as Licensee
Dated as of July 26, 2007
* Portions omitted pursuant to a request for confidential treatment and filed separately with the
Securities and Exchange Commission.

Annexes
Annex A — To Be Determined

PATENT AND TECHNOLOGY LICENSING AGREEMENT
This PATENT AND TECHNOLOGY LICENSING AGREEMENT (this “Agreement”) dated as of July 26, 2007 is by and between Econo-Power International Corporation, a corporation organized under the laws of the State of Nevada (“EPIC”), and Homeland Energy Solutions, LLC, a limited liability company organized under the laws of the State of Iowa (“Licensee”) (each of EPIC and Licensee a “Party”, and together the “Parties”).
WHEREAS, Licensee is taking steps to commence the establishment of a coal gasification SynGas production system (the “System”) at Licensee’s Ethanol Facility (the “Plant”) located near New Hampton, Iowa;
WHEREAS, in connection with the establishment of the System, Licensee desires to have non-exclusive use of the EPIC Licensed Technology; and
WHEREAS, EPIC agrees to grant to Licensee a non-exclusive license to use the EPIC Licensed Technology on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1. Definitions. When used in this Agreement, each of the capitalized terms set forth in this Section 1 shall have the meaning ascribed to such term in this Section 1.
“Agreement” has the meaning set forth in the preamble.
“BTU” means British thermal unit, or the quantity of heat required to raise 1 pound of water by 1 degree Fahrenheit.
“Burns & McDonnell Agreement” means an agreement between EPIC and Burns & McDonnell in which EPIC will supply EPIC Licensed Technology to be incorporated into the construction of the System.
“Burns & McDonnell” means that company with offices located at 9400 Ward Parkway Kansas City, Missouri 64114.
“Confidential Information” has the meaning set forth in Section 10(a).
“Default Rate” means the lesser of (i) fifteen percent (15%) and (ii) the maximum rate permitted by applicable law.
“Effective Date” has the meaning as set forth in the preamble.
“EPC Contract” means a contract between Homeland Energy Solutions and Burns & McDonnell which contains the contractual terms and conditions under which Burns & McDonnell would construct, test and commission the System for Homeland Energy Solutions.

“EPIC” has the meaning set forth in the preamble.
“EPIC Licensed Technology” has the meaning set forth in Section 2.
“Financing Agreement” means an agreement between Licensee and a financial institution for partial funding of the construction and commercial operation of the System.
“Improvement” has the meaning set forth in Section 6(a).
“License Fee” has the meaning set forth in Section 5(a).
“Licensee” has the meaning set forth in the preamble.
“Metering Point” means the point at which SynGas output is measured for purposes of determining the Royalty Fee as described in Section 5(a)
“MMBTU” means million BTUs.
“Party” or “Parties” has the meaning set forth in the preamble.
“Patents” has the meaning set forth in Section 2(a).
“Plant” has the meaning set forth in the recitals.
“Receiving Party” has the meaning set forth in Section 10(a).
“Royalty Fee” has the meaning set forth in Section 5(b)
“Sub licensee” has the meaning set forth in Section 7(c).
“Sub licensor” has the meaning set forth in Section 7(c).
“SynGas” means fuel gas that is produced by the System.
“SynGas Metering Equipment” means that equipment used to measure SynGas output at the Metering Point.
“System” has the meaning set forth in the recitals.
“Technical Information” has the meaning set forth in Section 2(b).
2. Licensed Technology. The term “EPIC Licensed Technology” shall mean Patents and Technical Information relating to the apparatus and methods for converting coal to fuel gas, including, but not limited to: coal feed systems, gasifiers, ash and liquid removal equipment, and sulfur removal equipment.

(a) Patents. The term “Patents” shall mean any patent and any pending patent applications or patentable inventions currently assigned to EPIC or currently under an obligation to assign to EPIC including without limitation the following United States patents and/or patent applications, and any patents issued pursuant thereto, including any divisionals, continuations, continuations-in-part, reissues, reexamination certificates, substitutes, extensions, and foreign counterparts thereof:
United States Patent Applications No. 10/191,617; 11/382,077; 60/810,119; 60/835,714 and 11-299,061.
The term “Patents” shall also include any patents and/or patent applications, and any patents issued pursuant thereto, including any divisionals, continuations, continuations-in-part, reissues, reexamination certificates, substitutes, extensions, and foreign counterparts thereof relating to any and all improvements to EPIC Licensed Technology made from time to time by EPIC during the term of this Agreement (including but not limited to Improvements that are considered for all purposes to be the property of EPIC in accordance with Section 6).
(b) Technical Information. The term “Technical Information” shall mean any and all research and development information, unpatented inventions, know-how, trade secrets, and technical data in the possession of EPIC at the Effective Date, which are needed to develop, implement, and/or commercialize the System at the Plant. The term Technical Information shall also include any and all research and development information, unpatented inventions, know-how, trade secrets, and technical data discovered by or developed by EPIC relating to the development, implementation and commercialization of the System at the Plant during the term of this Agreement.
3. Grant of License. EPIC hereby grants to Licensee a non-exclusive perpetual license to use the EPIC Licensed Technology for the development, implementation, commercialization, operation and maintenance of the System at the Plant. This license shall be non-transferable by Licensee except as otherwise expressly provided herein.
4. No Sublicensing; Reservation of Rights; No Assignment. Licensee shall not sublicense the EPIC Licensed Technology without the prior written consent of EPIC, which shall not be unreasonably withheld, and any such sublicense shall be on terms to be agreed upon by the Parties at the time of the proposed sublicense. Subject to the terms and conditions set forth herein, EPIC shall retain all rights not expressly granted hereunder, including the rights to use, or to license to others the use of, the EPIC Licensed Technology for any purpose whatsoever. Licensee further acknowledges and agrees that it may not sell, transfer or assign this Agreement, nor any right, title or interest in this Agreement or in the EPIC Licensed Technology, nor delegate any of Licensee’s duties, liabilities, obligations or responsibilities hereunder, without the prior written consent of EPIC, which shall not be unreasonably withheld.

5. Payments. In partial consideration of the granting of the license described herein, Licensee shall make payments to EPIC as follows:
(a) License Fee. That fee charged as described in the Burns & McDonnell Agreement for the use, by Homeland Energy Solutions, of EPIC Licensed Technology for the System constructed under the terms of the EPC Contract at the Plant. This fee is incorporated into the EPC Contract and the Parties agree that no payment is due EPIC for a License Fee under this Agreement.
(b) Royalty Fee.
(i) On the fifth business day of each calendar month during the term of this Agreement, Licensee shall pay to EPIC a royalty fee in an amount equal to [*] for each MMBTU of SynGas produced by the System as measured at the Metering Point during the preceding calendar month; provided, however, the royalty fee shall not be charged on any MMBTU in excess of Five Hundred Forty (540) MMTBU per hour of operational time by the System. Within the first five business days of each calendar month Licensee shall determine the aggregate number of hours of production run time for the System during the preceding calendar month. The number of hours of production run time shall be multiplied by 540 MMBTU (the “Maximum MMBTU Amount”). A royalty fee shall not be charged or paid by Licensee for any actual MMBTU produced by the System during the preceding calendar month in excess of the Maximum MMBTU Amount. Licensee shall at all times keep and maintain complete and accurate records regarding the operation of the System and its capacity, and the amount of SynGas produced, and shall permit EPIC and its agents and representatives to examine all of such records as shall be relevant to verify Licensee’s compliance with this Agreement. The volume of SynGas produced by the System shall be measured on a continuous basis at the Metering Point by SynGas Metering Equipment installed and owned by Licensee.
(ii) Licensee further agrees to deliver to EPIC a monthly statement containing the following information:
(A) The hourly and daily output of the System; and
(B) The total output of the System during the statement period.
(c) Payment Defaults. Any amounts payable to EPIC under this Agreement which are not paid when due shall accrue interest at the Default Rate, compounded monthly, from the date on which payment becomes due until the date such payment is made with any payments received being applied first to accrued interest, and then to the remaining principle amounts which have been outstanding for the longest period.

*Portion omitted pursuant to a request for confidential treatment and filed separately with the
Securities and Exchange Commission.

6. Improvements to Licensed Technology. The parties acknowledge that Licensee may, during the term of this Agreement, develop or create new technology related to the coal gasification SynGas production system (System) licensed herein or make refinements or modifications relating to the System (collectively “System Improvements”). Further, the parties acknowledge that the System does not include the Plant, the Plant’s technology or the technology (including mechanical or processes) by which raw materials are provided to the System or by which by-products and products are removed and transported out of the System.
a)
Ownership of System Improvement. In the event that Licensee develops or creates any System Improvements including technical information pertaining thereto, EPIC shall exclusively own all right, title and interest in, to and under such System Improvements. Licensee shall undertake all reasonable efforts to ensure that its employees are required to assign Improvements to Licensee, which shall in turn assign such System Improvements to EPIC. Any and all System Improvements shall be considered, for purposes of this Agreement, to have been created or made by EPIC, and Licensee shall take all actions requested by EPIC in order to give effect to the foregoing.

b)	Grant back of License for System Improvements. EPIC hereby grants a perpetual, worldwide, royalty-free license to Licensee for the use, modification, or refinement of any System Improvements.
7. Third Party Technology.
(a) In the event that EPIC obtains from any third party the right to use any technology which could be used in connection with the development, implementation and commercialization of the System, EPIC shall make all commercially reasonable efforts to obtain for Licensee the right to use such technology in the development, implementation and commercialization of the System.
(b) Any technology provided by one Party (the “Sub licensor”) to the other Party (the “Sub licensee”) under this Section 7 shall be made available to the Sub licensee on a royalty-free basis except for (i) that which is sublicensed and for which the Sub licensor must pay a royalty, in which case the Sub licensee shall pay the amount of such royalty to the Sub licensor, and (ii) that with respect to which the Parties agree otherwise.
8. Representations and Warranties.
(a) Each Party hereby represents and warrants for itself as follows:
(i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;
(ii) it has the power and authority to own its assets, carry on its business and execute and deliver this Agreement and to perform its obligations hereunder;
(iii) it has taken all appropriate and necessary action to authorize the execution, delivery and performance of this Agreement;

(iv) to its knowledge, all consents, approvals, licenses and authorizations of, and all filings and registrations with, any governmental or regulatory authority or other third party necessary for the due execution, delivery and performance of this Agreement, have been obtained and are in full force and effect (although the Parties acknowledge that no patent covering the EPIC Licensed Technology has been issued to EPIC to date);
(v) this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and
(vi) the execution, delivery and performance of this Agreement will not violate any provision of any laws or regulations applicable to it.
(b) EPIC hereby represents and warrants that:
(i) to the present knowledge of EPIC, no element of the EPIC Licensed Technology violates or infringes any patent, copyright, trademark, trade secret or other proprietary right of any third party;
(ii) it has not previously assigned, pledged or otherwise encumbered any rights to the EPIC Licensed Technology in a manner that conflicts with the rights granted herein; and
(iii) there are no judgments, orders, injunctions, decrees, awards or settlements outstanding (whether rendered by a court, tribunal, administrative agency or arbitral tribunal) against EPIC which affect the EPIC Licensed Technology or the use of the EPIC Licensed Technology in any manner material to the transactions contemplated hereby; and there is no litigation, judicial or arbitral action or claim involving the EPIC Licensed Technology or the transaction contemplated by this Agreement which is pending or, to the knowledge of EPIC, threatened against EPIC.
THE PARTIES ACKNOWLEDGE THAT THE WARRANTIES EXPRESSED HEREIN ARE THE SOLE WARRANTIES AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY EXPRESSLY DISCLAIMED. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE ENTIRE RISK AS TO THE QUALITY AND THE PERFORMANCE OF THE SYSTEM SHALL BE WITH LICENSEE.
9. Certain Covenants. EPIC agrees to use reasonable efforts to inform Licensee promptly of the existence of any technology or improvement referred to in Section 6 of which it becomes aware which could be used in connection with the development, implementation and commercialization of the System. EPIC agrees to make available to Licensee any detailed specifications reasonably required for Licensee to make use of the technology licensed hereunder.

10. Confidentiality.
(a) Confidential Information. The Parties recognize that in the course of performance of this Agreement, either of them may disclose to the other information about the disclosing Party’s technology (including the EPIC Licensed Technology), business or activities which such Party considers proprietary and confidential including, without limitation, trade secrets, marketing and business plans, customer lists, and information concerning the operations of such Party (all of such proprietary and confidential information is hereinafter referred to as the “Confidential Information”). The Party who receives any Confidential Information (the “Receiving Party”) agrees to maintain a confidential status for such Confidential Information, to treat such Confidential Information in the same manner as it treats its own Confidential Information, not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the Receiving Party, and not to disclose any of such Confidential Information to any third party, except to such vendors, consultants and other parties necessary for such Receiving Party to conduct its business, or unless such information: (i) is or has become available to the public from a source other than the Receiving Party; (ii) was already known to the Receiving Party from sources other than the other Party at the time it was disclosed to the Receiving Party; (iii) is disclosed to the Receiving Party by a third party who is not under any legal obligation prohibiting such disclosure; or (iv) is required to be disclosed by law.
(b) Disclosure Required by Applicable Law. If a Receiving Party is required by applicable law to disclose any Confidential Information, such Receiving Party shall immediately give the other Party written notice of any such disclosure, which notice shall specify the circumstances and substance of the disclosure. The Party making such a disclosure shall use its best efforts to minimize the amount of Confidential Information disclosed and shall take all reasonable steps to prevent further disclosure of such Confidential Information. The Party disclosing such Confidential Information shall use reasonable efforts to obtain proprietary or confidential treatment of such information by the third party to whom the Confidential Information is disclosed and shall, to the extent such remedies are available, seek protective orders limiting dissemination and use of the Confidential Information. This Agreement does not alter the rights of either Party to challenge any applicable law requiring the disclosure.
(c) Survival. The provisions of this Section 10 shall survive the termination of this Agreement for any reason whatsoever. Upon such termination, the Parties shall return or destroy any Confidential Information which may have been transmitted by the other Party, as well as any copy or other reproduction, including without limitation, electronic data reproductions or representations. If the Confidential Information has been destroyed then the Party responsible for such destruction shall provide written verification of same.
(d) Press Releases. The Parties shall cooperate in drafting a press release reasonably acceptable to each Party.
11. Conditions Precedent, Term; Termination and Default.
(a) Conditions Precedent. Each Party agrees to use commercially reasonable efforts to promptly satisfy each of the conditions precedent set forth below. Each Party agrees to promptly notify the other Party after the satisfaction of such condition precedent after any condition precedent set forth in this Section 10(a) has been satisfied, but in no event later than three (3) Days. Neither Party shall have any obligation under this Agreement (except for its obligations under this Section 10(a) and Articles 7, 9,11, 13, 14, 15, 16, 17, and 18, all of which shall be binding as of the Effective Date) unless and until:

(i) execution of Licensee’s Financing Agreement; and
(ii) execution of the Licensee’s EPC Contract for the System; and
(iii) execution by EPIC of the Burns & McDonnell Agreement.
(b) Term. The term of this Agreement shall commence on the Effective Date and shall continue for a term of fifteen (15) years from the date of the first Royalty Fee payment provided that all annual royalty fees are paid unless sooner terminated in accordance with this Section 11. Notwithstanding the termination of this Agreement on the expiration of the fifteen (15) year term, Licensee shall continue to have a perpetual license to use the EPIC Licensed Technology for the commercialization, operation and maintenance of the System at the Plant.
(c) Termination for Failure to Satisfy Conditions Precedent. If a condition precedent set forth in Section 11(a) above is not satisfied for any reason or no reason on or before December 31, 2007, then either Party may terminate this Agreement with ten (10) Days written notice to the other Party, whereupon the Parties shall have no further liability or obligation to each other hereunder, except for obligations or duties that expressly survive the termination of this Agreement or that occurred prior to such termination.
(d) If:
(i) either Party shall breach any of the terms and conditions of this Agreement, and shall fail to remedy such breach within ninety (90) days after written notice thereof;
(ii) Licensee shall become insolvent or go into liquidation or receivership or be admitted to the benefits of any procedures for the settlement or postponement of debts or be declared bankrupt;
(iii) Licensee shall become a party to dissolution proceedings; or
(iv) Licensee shall be acquired by or otherwise come under the control of, a person or entity engaged (or an affiliate of which is engaged) in licensing coal gasification technology similar to that of EPIC;
then (except as otherwise expressly provided herein), by providing written notice, (A) Licensee may terminate this Agreement to the extent EPIC is the subject of any matter covered by subsection (i) above; or (B) EPIC may terminate this Agreement to the extent Licensee is the subject of any matter covered by subsection (i), (ii), (iii) or (iv) above.
(e) After termination of this Agreement, Licensee shall return all documents (and copies thereof) and other embodiments of the EPIC Licensed Technology to EPIC, as appropriate, or shall certify that such documents have been destroyed and shall comply with the terms of Section 10(c).

12. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OR CHOICE OF LAWS PROVISIONS THEREOF.
(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
(b) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURT IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 15 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 15, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(c) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.

13. Promotional Access. Upon the prior written consent of Licensee, which consent shall not be unreasonably withheld, EPIC’s representatives, alone or with licensees or potential licensees of EPIC, shall have access to the System during normal business hours. Such access shall include, but not be limited to, accessibility by EPIC and its representatives, licensees and potential licensees to System operations and operating and maintenance data for the purposes of evaluating System performance. Any representative, licensee or potential licensee of EPIC shall enter into a confidentiality agreement with Licensee, in the form attached hereto as Appendix A, prior to access to the System.
14. LIMITATION OF LIABILITY.
(a) NEITHER PARTY HERETO, NOR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, INDEPENDENT CONTRACTOR, PARTNER OR STOCKHOLDER OF EITHER PARTY, SHALL BE LIABLE TO THE OTHER PARTY HERETO FOR ANY LOSS OR DAMAGE WHATSOEVER (INCLUDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL LOSS OR DAMAGE) ARISING FROM THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, UNLESS
(i) ARISING FROM THE WILLFUL MISCONDUCT OF SUCH PARTY, OR
(ii) ARISING FROM A BREACH OR DEFAULT OF SUCH PARTY’S OBLIGATIONS HEREUNDER, OR THE NEGLIGENCE OF SUCH PARTY, IN WHICH CASE SUCH LIABILITY SHALL BE LIMITED TO LOSSES OR DAMAGES OTHER THAN SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL LOSSES OR LOST PROFITS. EPIC EXPRESSLY DISCLAIMS ANY LIABILITY FOR SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL LOSSES OR LOST PROFITS ARISING FROM ANY DOWNTIME OF THE SYSTEM, OR ANY FAILURE OF THE SYSTEM TO PERFORM.
(b) In the event of a claim of infringement of a third party’s intellectual property rights arising from the EPIC Licensed Technology, EPIC shall indemnify, hold harmless and defend Licensee from and against all damages, losses, costs, injuries, liabilities, claims, demands, penalties, interest and expenses (including attorneys fees); provided, however, that EPIC’s obligation under this subsection (b) is subject to the requirement that Licensee shall give EPIC prompt written notice of any such claim of infringement. EPIC shall indemnify and hold harmless Licensee from and against all damages and costs (including attorney’s fees and expenses awarded against Licensee) in any such action or proceeding. If Licensee is enjoined from the operation or use of the EPIC Licensed Technology or any part thereof, EPIC shall at its sole expense take reasonable steps to procure the right for Licensee to operate and use the EPIC Licensed Technology.
15. Notices. Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement shall be deemed to have been duly given for all purposes if sent by certified or registered mail, return receipt requested and postage prepaid, hand delivered or sent by a nationally recognized overnight courier to the address listed below or at such other address as any Party may specify by notice given to the other Party in accordance with this Section 15.

Notices to Licensee shall be sent to:
Homeland Energy Solutions, LLC
106 West Main
P.O. Box C
Riceville, IA 50466
Attn: Steve Eastman
with a copy to;
Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000
Des Moines, IA 50309
Attention: Thomas D. Johnson
Telephone: (515) 242-2400
Facsimile: (515) 323-8514
Notices to EPIC should be sent to:
Econo-Power International Corporation
1502 Augusta, Suite 100, Houston, TX 77057
Attn: Chief Financial Officer
Telephone: 713-979-5311
Facsimile: 713-979-5322
with a copy to:
Pillsbury Winthrop Shaw Pittman LLP
2 Houston Center
909 Fannin, Suite 2000
Houston, Texas 77010-1018
Attn: J. Todd Culwell
Telephone: 713-276-7600
Facsimile: 713-276-7673
The date of giving of any such notice shall be the date of delivery when delivered by hand or by overnight courier, or three (3) days following the posting of the mail.
16. Waiver. No failure or delay by a Party at any time to enforce one or more of the terms, conditions or obligations of this Agreement shall constitute a waiver of such terms, conditions or obligations or shall preclude such Party from requiring performance by the other Party at any time. No waiver of the provisions hereof shall be effective unless in writing and signed by the Party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

17. Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject.
18. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which together shall constitute but one and the same agreement. For purposes of this Agreement, facsimile signatures shall be deemed to be original signatures. In addition, if a Party executes facsimile copies of this Agreement, such copies shall be deemed originals.
19. Successors and Assigns. This Agreement shall benefit and be binding upon the respective Parties and their respective successors and assigns; provided, however, that Licensee shall not assign any of the rights and privileges herein granted or be relieved of its obligations hereunder without the prior written consent of EPIC.

ECONO-POWER INTERNATIONAL CORPORATION
By:	/s/ David W. Wakefield
	Name:	David W. Wakefield
	Title:	President

HOMELAND ENERGY SOLUTIONS, LLC
By:	/s/ Stephen K. Eastman
	Name:	Stephen K. Eastman
	Title:	President

Annex A
Any entries to this annex to be determined